STOCK OPTION PLAN
                                       OF
                         LOUIS DREYFUS NATURAL GAS CORP.
              (as amended and restated effective December 14, 1998)

1.   Purpose of the Plan

     This Stock Option Plan, as amended and restated (the "Plan"), is intended as an incentive to managerial and other key employees of Louis Dreyfus Natural Gas Corp. (the "Company"), and its subsidiaries. Its purposes are to retain employees with a high degree of training, experience, and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. Options granted under the Plan may be either "incentive stock options" as provided by
Section 422 of the Internal Revenue Code of 1986, as amended, and as may be further amended from time to time ( the "Internal Revenue Code") or options which do not qualify as incentive stock options. In addition, the Plan is intended to secure, retain, motivate and reward Non-employee Directors (as defined in Section 7 of the Plan) of the Company through the grant of stock options that do not qualify as incentive stock options.

2.   Administration of the Plan

     (a) Administration. The Plan shall be administered by the Board of Directors of the Company, or if the Board so authorizes, by a committee (the "Committee") of the Board of Directors consisting of not less than two (2) members of the Board of Directors. Unless the context otherwise requires, references herein to the Committee shall be references to the Board of Directors or the Committee. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.

     (b) Authority. The Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of options under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee. Notwithstanding the foregoing, the Committee shall have no discretionary authority with respect to the eligibility, amount, price or timing of any stock option granted under the Plan to a Non-employee Director of the Company pursuant to the provisions of Section 7 hereof.

3.   Designation of Participants

     Persons eligible for options under the Plan shall consist of managerial and other key employees of the Company and/or its subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company. In addition, all Non-employee Directors of the Company shall be eligible for options under the Plan in accordance solely with the provisions of
Section 7 hereof.


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

4.   Shares Subject to the Plan

     Subject to adjustment as provided in Paragraph 8 hereof, there shall be subject to the Plan 3,000,000 shares of common stock of the Company, par value $.01 per share. The shares subject to the Plan shall consist of authorized but unissued shares or treasury shares held by the Company.

     Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be cancelled prior to its exercise in full, or a portion of an option is surrendered in payment for the exercise of an option or satisfaction of any tax withholding obligations, the shares theretofore subject to such options may again be subjected to an option under the Plan. Any shares not subject to outstanding options at the expiration of the Plan or at any time during the life of the Plan may be dedicated to other plans which the Company may adopt and to the extent so dedicated, such shares shall not be subject to this Plan.

5.   Option Price

     (a) Price. The purchase price for each share placed under option pursuant to the Plan shall be determined by the Committee, but shall in no event be less than 100% of the Fair Market Value (as defined below) of such share on the date the option is granted.

     (b) Fair Market Value. "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on any national securities exchange on which the shares are listed on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by such exchange, by National Quotation Bureau, Inc. or other national quotation service. If the Common Stock is not listed on a national securities exchange, Fair Market Value means the average of the closing "bid" and "asked" prices of the shares of Common Stock in the over-the-counter market on the date on which such value is to be determined or, if such prices are not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate. For purposes of determining the purchase price of an incentive stock option, Fair Market Value shall in any event be determined in accordance with Section 422 of the Code.

6.   Terms and Exercise of Options

     (a) General. The Committee, in granting options hereunder, shall have discretion to determine the times when, and the terms upon which, options shall be exercisable, including such provisions as deemed advisable to permit qualification as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as the same may from time to time be amended for options intended to qualify as such, and incentive stock options outstanding under the Plan may be amended, if necessary, to permit such qualification. The Committee shall designate at the time of granting of any option whether such option or any portion thereof shall be an "incentive stock option." Each option shall be evidenced by an agreement between the Company and the optionee containing provisions consistent with this Plan and such other provisions as the Committee may determine as provided herein. Unless otherwise determined by the Committee at the time of grant, all options shall become exercisable at the rate of 25% of the total shares subject to the option on each of the first four anniversary dates of the date of grant. The Committee shall also be entitled to accelerate the date any outstanding option becomes exercisable at any time.

     (b) Term. In the event of the death of an optionee while in the employ of the Company, any unvested portion of the option as of the date of death shall be vested as of the date of death and the option shall be exercisable in full by the heirs or other legal representatives of the optionee within twelve months following the date of death. In the event of termination of employment for any reason other than death or termination for cause (and except as otherwise provided in subsection (e) below) such option shall be exercisable by the employee or his legal


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

representative within three months of the date of termination as to all then vested portions. In addition, the Committee may in its sole discretion, approve acceleration of the vesting of any unvested portions of the option. If an optionee's employment with the Company is terminated for cause, the option shall terminate as of the date of such termination of employment and the optionee shall have no further rights to exercise any portion of the option. "Termination for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion. Notwithstanding any of the foregoing, in no event may an option be exercised more than ten years after the date of its grant.

     (c) Method of Exercise. Options may be exercised, whether in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or upon exercise of an option, the optionee shall be entitled (unless otherwise provided in the agreement evidencing the option), without the requirement of further approval or other action by the Committee, to pay for the shares (i) by tendering stock of the Company that has been owned by the optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise or (ii) with a combination of cash and stock that has been owned by the optionee for at least six (6) months as provided above.

     In addition, upon exercise of an option, the optionee may, with the prior approval of the Committee, pay for the shares (a) by tendering stock of the Company already owned by the optionee but that has not been held by the optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise, (b) surrendering a portion of the option with such surrendered option to be valued based on the difference between the Fair Market Value (as determined under Section 5) of the shares surrendered on the date immediately preceding the date of exercise and the aggregate option purchase price of the shares surrendered ("Surrender Value"), or (c) with a combination of cash, stock of the Company that has not been held by the optionee for at least six (6) months or surrender of options.

     Anything above to the contrary notwithstanding, optionees holding options granted prior to February 6, 1997 that qualify for treatment as incentive stock options pursuant to Section 422 of the Internal Revenue Code may pay for shares being purchased upon exercise of any such incentive stock option by tendering all or part of the purchase price in the form of stock of the Company already owned by the optionee only with the prior approval of the Committee.

     The Committee may also permit optionees, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of common stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of any option.

     (d) Limitations Applicable To Incentive Options. To the extent the aggregate Fair Market Value of stock (determined as of the date of grant) with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all Company plans) exceeds $100,000, such options shall be treated as options which are not incentive stock options. Options intended to be incentive options shall have such additional terms and provisions as required by the Internal Revenue Code.

     (e) Continued Service as a Director. Any provisions of the Plan to the contrary notwithstanding, for purposes of Section 6(b) above, in the event an optionee who is also a director of the Company ceases to be employed by the Company but continues to serve as a director of the Company, the Committee, in its sole discretion, may determine that all or a portion of such optionee's options shall not expire three (3) months following the date of termination of employment with the Company as is provided in Section 6(b) above, but instead shall continue in full force and effect until the such optionee ceases to be a director of the Company, but in no event beyond the stated expiration date of the options as set forth in the applicable option agreement. Termination of any such option in connection with the optionee's termination of service as a director shall be in accordance with the provisions of Section 6(b) above; provided, however, that (i) the terms "employ" and "employment" as used therein shall be replaced with the terms "service" and "service on the Board of Directors," respectively, and (ii) the phrase "termination for cause"


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

shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company.

     (f) Individual Limitation. The maximum number of shares that may be subject to options granted to any one person under this Plan shall be 400,000 shares, subject to adjustment as provided in Section 9 hereof.

7.   Non-employee Director Options

     Notwithstanding anything elsewhere in the Plan to the contrary, each person who is a member of the Board of Directors of the Company but who is not an employee of the Company (a "Non-employee Director") shall be eligible for grants of stock options under the Plan solely in accordance with the provisions of this
Section 7. The following provisions of this Section 7 shall apply to the granting of stock options to Non-employee Directors:

     (a) Grant of Options. Each individual who is a Non-employee Director on the date of the 1995 annual meeting of the shareholders of the Company shall receive an initial option grant to purchase 6,000 shares of the Common Stock of the Company, par value $.01 per share, immediately following such meeting. Each individual who becomes a Non-employee Director subsequent to the 1995 annual meeting of the shareholders of the Company shall receive an initial option grant to purchase 6,000 shares of the Common Stock immediately following the date of his election to the Board of Directors. Each Non-employee Director shall receive subsequent grants of stock options to purchase 2,000 shares of the Common Stock immediately following each annual meeting of the shareholders of the Company that follows the date of the initial grant of stock options to the Non-employee Director hereunder. All stock options granted to the Non-employee Directors shall constitute options that do not qualify as incentive stock options under the Internal Revenue Code.

     (b) Exercise Price. The purchase price for each share placed under an option for a Non-employee Director shall be equal to 100% of the Fair Market Value of such share on the date the option is granted.

     (c) Vesting and Term. Each option granted to a Non-employee Director shall be immediately vested and fully exercisable on the date of grant. The period during which a Non-employee Director option may be exercised shall be ten (10) years from the date of grant, subject to earlier termination in accordance with the provisions of Section 6(b) hereof; provided, however that (i) the terms "employ" and "employment" as used therein shall be replaced with the terms "service" and "service on the Board of Directors," respectively, and (ii) the phrase "termination for cause" shall mean any removal from the Board of Directors for cause in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company.

     (d) Method of Exercise. Options granted to Non-employee Directors may be exercised in the manner provided in Section 6(c) hereof.

     (e) Other Provisions. All options granted to Non-employee Directors shall be subject to the other provisions of general applicability to options granted under the Plan, including without limitation, the provisions of Section 8 ("Assignability") , Section 9 ("Changes in Capitalization") and Section 10 ("Change in Control") hereof.


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8.   Assignability

     During an optionee's lifetime, an option may be exercisable only by the optionee and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing or any other provisions of the Plan, to the extent permitted by applicable law, the Committee may, in its sole discretion, permit recipients of options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code to transfer such non-incentive options by gift or other means pursuant to which no consideration is given for such transfer. The Committee shall impose in connection with any non-incentive options transferred pursuant to the foregoing sentence such limitations and restrictions as it deems appropriate. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void ab initio.

9.   Changes in Capitalization

     (a) No Effect on Company Rights. Subject to the other provisions of this Plan, the existence of the Plan and the options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, any issue of shares of Common Stock or shares of any other class of capital stock or warrants or rights to acquire such shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     (b) Changes in Capitalization. In the event of any change in capitalization affecting the common stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, liquidation, sale of assets or any other change affecting the common stock ("Change in Capitalization"), such proportionate adjustments, shall be made with respect to the aggregate number of shares of common stock for which options may be granted under the Plan, the number of shares of common stock (or other securities) covered by each outstanding option, and the price per share of outstanding options to the end that the optionee shall be entitled to receive the same number and kind of stock, securities, cash, property or other consideration as if such option had been exercised immediately preceding such Change in Capitalization.

     (c) Other Distributions. The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding options in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

10.  Change in Control

     (a) Effect on Options. In the event of a Change in Control (as defined below) of the Company, and except as the Committee may expressly determine otherwise in connection with any Change in Control:

         (i) all options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and

         (ii) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any option or portion of such option to the extent not yet exercised and the optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (A) the Fair Market Value on the date preceding the date of surrender, of the shares subject to the option or portion thereof surrendered, over (B) the aggregate exercise price for the shares under the option or portion thereof surrendered.


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     (b) Change in Control. A "Change in Control" of the Company shall mean the occurrence after the effective date of the Plan of:

         (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange
     Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities;

         (ii) The individuals who, as of the date of adoption of the Plan by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'election contest' (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (iii)Approval by stockholders of the Company of:

              (A) A merger, consolidation or reorganization involving the Company, unless

                  (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                  (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                  (3) no Person, other than (a) the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, (b) S.A. Louis Dreyfus et Cie ("SALD") or a corporation or other entity that is directly or indirectly more than 50% owned by SALD, or (c) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

              (B) A complete liquidation or dissolution of the Company; or

              (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur:

         (i) Solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for


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     the operation of this sentence) as a result of the acquisition of Voting
     Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur or

         (ii) By reason of any acquisition of Voting Securities by a corporation or entity that is directly or indirectly more than 50% owned by SALD.

11.  Registration and Listing

     The Company from time to time shall take such steps as may be necessary to cause the issuance of shares upon the exercise of options granted under the Plan to be registered under the Securities Act of 1933, as amended, and such other federal or state securities laws as may be applicable. The Company shall also from time to time take such steps as may be necessary to list the shares issuable upon exercise of options granted under the Plan for trading on such stock exchanges on which the Company's then outstanding shares are admitted to listed trading.


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12.  Effective and Expiration Dates of Plan; Effect on Prior Plan

     This Plan as initially adopted became effective as of October 21, 1993, the date of its approval by the sole shareholder of the Company. The Plan as initially adopted provided that no option shall be granted pursuant to the Plan after October 21, 2003. The Plan, as amended and restated as of February 6, 1997, shall be submitted to the shareholders of the Company for their approval at the 1997 Annual Meeting of Shareholders, or any adjournment thereof. If the shareholders fail to approve the Plan as amended and restated effective February 6, 1997, the amendments adopted on such date shall be of no force or effect and the Plan shall continue in its form immediately prior to the amendment and restatement adopted as of February 6, 1997. If the shareholders approve the amended and restated Plan, then the period during which options may be granted under the Plan shall be extended to February 6, 2007.

13.  Amendments or Termination

     The Committee may at any time amend, alter or discontinue the Plan in such manner as it may deem advisable. Any such amendment or alteration may be effected without the approval of the shareholders of the Company, except to the extent such approval may be required by applicable laws or by the rules of any securities exchange upon which the Company's outstanding shares are admitted to listed trading.

     No amendment, alteration or discontinuation of the Plan shall adversely affect any stock option grants made prior to the time of such amendment, alteration or discontinuation, except with the consent of the holder of the affected options.

14.  Governmental Regulations

     Notwithstanding any provision hereof, or any option granted hereunder, the obligation of the Company to sell and deliver shares under any such option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required, and the optionee shall agree that he will not exercise any option granted hereunder, and that the Company will not be obligated to issue any shares under any such option, if the exercise thereof or if the issuance of such shares shall constitute a violation by the optionee or the Company of any applicable law or regulation. The Company shall be entitled to require as a condition to the issuance of any shares of Common Stock upon exercise of an option that the optionee remit an amount sufficient, in the Company's opinion, to satisfy all FICA, federal, state or other withholding tax requirements related thereto. Unless otherwise provided in the Agreement evidencing the option, an optionee shall be entitled, without the requirement of further approval or other action by the Committee, to satisfy such obligation in whole or in part (i) by tendering stock of the Company already owned by the optionee with such stock to be valued at the Fair Market Value (as determined under Section 5) on the date immediately preceding the date of exercise of the options, (ii) by surrendering a portion of his or her option with such surrendered option to be valued at the Surrender Value (as determined under Section 6(c)), or (iii) by a combination of cash, stock of the Company and surrender of options.

     Anything above to the contrary notwithstanding, optionees holding options granted prior to February 6, 1997 that qualify for treatment as incentive stock options pursuant to Section 422 of the Internal Revenue Code may satisfy tax withholding obligations, if any, by surrender of stock of the Company owned by the Optionee or surrender of a portion of the option only with the prior approval of the Committee.

15.  Governing Law

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Oklahoma and applicable federal law.

16.  Severability

     If any provision of this Plan is determined to be invalid or unenforceable for any reason, the remaining provisions of the Plan shall remain in effect and be interpreted to reasonably effect the intent of the Plan.


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